Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement (Form S-8 No. 333-184035) pertaining to the 2012 Long Term Incentive Plan Sunoco LP, and

Registration Statement (Form S-3 No. 333-203965) of Sunoco LP

Registration Statement (Form S-3 No. 333-210494) of Sunoco LP

Registration Statement (Form S-3 No. 333-213057) of Sunoco LP

of our report dated October 2, 2017 with respect to the consolidated financial statements of Sunoco LP included in this Current Report on Form 8-K.

/s/ Ernst & Young LLP

San Antonio, Texas
October 2, 2017